Global. Connected. Sustainable.

4Q
21

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc. Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

DIGITAL REALTY

Financial Supplement
Table of Contents	Fourth Quarter 2021

Financial Supplement
Corporate Information	Fourth Quarter 2021

Corporate Profile

Digital Realty owns, acquires, develops and operates data centers. The company is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of December 31, 2021, the company’s 287 data centers, including 50 data centers held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center customers. Digital Realty’s portfolio is comprised of approximately 35.6 million square feet, excluding approximately 7.2 million square feet of space under active development and 2.7 million square feet of space held for future development, located throughout North America, Europe, South America, Asia, Australia and Africa. For additional information, please visit the company’s website at https://www.digitalrealty.com/.

Corporate Headquarters

5707 Southwest Parkway, Building 1, Suite 275

Austin, TX  78735
Telephone: (737) 281-0101
Website: https://www.digitalrealty.com/

Senior Management

Chief Executive Officer: A. William Stein
President & Chief Financial Officer: Andrew P. Power
Chief Investment Officer: Gregory S. Wright
Chief Technology Officer: Christopher L. Sharp
Chief Revenue Officer: Corey J. Dyer
Chief Operating Officer: Erich J. Sanchack

Investor Relations

To request more information or to be added to our e-mail distribution list, please visit the Investor Relations section of our website at https://investor.digitalrealty.com/

Analyst Coverage

BMO
	Bank of America			BMO Capital		Cowen &
Argus Research	Merrill Lynch	Barclays	Berenberg	Markets	Citigroup	Company
Marie Ferguson	David Barden	Brendan Lynch	Nate Crossett	Ari Klein	Michael Rollins	Colby Synesael
(212) 425-7500	(646) 855-1320	(212) 526-9428	(646) 949-9030	(212) 885-4103	(212) 816-1116	(646) 562-1355

Credit Suisse	Deutsche Bank	Edward Jones	Evercore ISI	Green Street Advisors	J.P. Morgan	Jefferies
Sami Badri	Matthew Niknam	Kyle Sanders	Irvin Liu	David Guarino	Richard Choe	Jonathan Petersen
(212) 538-1727	(212) 250-4711	(314) 515-0198	(415) 800-0183	(949) 640-8780	(212) 662-6708	(212) 284-1705

KeyBanc Capital Markets	MoffettNathanson	Morgan Stanley	Morningstar	New Street Research	Raymond James	RBC Capital Markets
Jordan Sadler	Nick Del Deo	Simon Flannery	Matthew Dolgin	Jonathan Chaplin	Frank Louthan	Jonathan Atkin
(917) 368-2280	(212) 519-0025	(212) 761-6432	(312) 696-6783	(212) 921-9876	(404) 442-5867	(415) 633-8589

Stifel	TD Securities	Truist Securities	UBS	Wells Fargo	William Blair	Wolfe Research
Erik Rasmussen	Jonathan Kelcher	Gregory Miller	John Hodulik	Eric Luebchow	James Breen	Andrew Rosivach
(212) 271-3461	(416) 307-9931	(212) 303-4169	(212) 713-4226	(312) 630-2386	(617) 235-7513	(646) 582-9250

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about Digital Realty and our business is also available on our website at https://www.digitalrealty.com/.

Financial Supplement
Corporate Information (Continued)	Fourth Quarter 2021

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series J Preferred Stock:	DLRPRJ
Series K Preferred Stock:	DLRPRK
Series L Preferred Stock:	DLRPRL

Symbols may vary by stock quote provider.

Credit Ratings

Standard & Poor’s
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody’s
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty’s common stock (DLR):

	Three Months Ended
	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20
High price	$178.22	$168.30	$164.04	$150.43	$159.58
Low price	$139.31	$143.01	$140.29	$124.65	$126.79
Closing price, end of quarter	$176.87	$144.45	$150.46	$140.84	$139.51
Average daily trading volume	1,242,203	1,239,685	1,293,054	1,809,056	1,666,992
Indicated dividend per common share (1)	$4.64	$4.64	$4.64	$4.64	$4.48
Closing annual dividend yield, end of quarter	2.6%	3.2%	3.1%	3.3%	3.2%
Shares and units outstanding, end of quarter (2)	290,346,784	290,340,867	289,658,561	289,113,581	288,335,993
Closing market value of shares and units outstanding (3)	$51,353,636	$41,939,738	$43,582,029	$40,718,757	$40,225,753

(1)	On an annualized basis.
(2)	As of December 31, 2021, the total number of shares and units includes 284,415,013 shares of common stock, 4,389,384 common units held by third parties and 1,542,387 common units and vested and unvested long-term incentive units held by directors, officers and others and excludes all shares of common stock potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Dollars in thousands as of the end of the quarter.

This Earnings Press Release and Supplemental Information package supplements the information provided in our quarterly and annual reports filed with the U.S. Securities and Exchange Commission. Additional information about us and our data centers is also available on our website at www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of December 31, 2021	Fourth Quarter 2021

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	284,415,013	98.0%
Third-Party Unitholders	4,389,384	1.5%
Directors, Officers and Others (3)	1,542,387	0.5%
Total	290,346,784	100.0%

(1)	Includes properties owned by joint ventures.
(2)	The total number of units includes 284,415,013 general partnership common units, 4,389,384 common units held by third parties and 1,542,387 common units and vested and unvested long-term incentive units held by directors, officers and others, and excludes all common units potentially issuable upon conversion of our series J, series K and series L cumulative redeemable preferred units upon certain change of control transactions and upon physical settlement of our September 2021 forward sale agreements.
(3)	Reflects limited partnership interests held by our directors, officers and others in the form of common units, and vested and unvested long-term incentive units.

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2021

Shares and Units at End of Quarter	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20
Common shares outstanding	284,415,013	283,846,802	282,603,152	281,372,310	280,289,726
Common units outstanding	5,931,771	6,494,065	7,055,409	7,741,271	8,046,267
Total Shares and Partnership Units	290,346,784	290,340,867	289,658,561	289,113,581	288,335,993

Enterprise Value
Market value of common equity (1)	$51,353,636	$41,939,738	$43,582,029	$40,718,757	$40,225,753
Liquidation value of preferred equity	755,000	755,000	755,000	956,250	956,250
Total debt at balance sheet carrying value	13,448,210	14,087,539	13,927,821	13,256,839	13,304,717
Total Enterprise Value	$65,556,846	$56,782,277	$58,264,850	$54,931,846	$54,486,720
Total debt / total enterprise value	20.5%	24.8%	23.9%	24.1%	24.4%
Debt-plus-preferred-to-total-enterprise-value	21.7%	26.1%	25.2%	25.9%	26.2%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$28,780,211	$28,033,614	$27,821,024	$26,830,520	$27,286,333
Total Assets	36,369,560	35,847,648	36,151,220	35,542,491	36,076,291
Total Liabilities	17,845,778	18,040,369	17,945,483	17,157,070	17,587,944

Selected Operating Data
Total operating revenues	$1,111,168	$1,133,136	$1,093,188	$1,090,391	$1,062,609
Total operating expenses	979,671	948,769	907,561	897,873	902,345
Interest expense	71,762	71,417	75,014	75,653	77,848
Net income / (loss)	1,090,397	136,543	125,797	394,675	59,510
Net income / (loss) available to common stockholders	1,057,629	124,096	127,368	372,405	44,178

Financial Ratios
EBITDA (2)	$1,512,560	$578,257	$618,945	$843,685	$534,839
Adjusted EBITDA (3)	583,712	610,076	602,684	615,319	578,156
Net Debt to Adjusted EBITDA (4)	6.1x	6.0x	6.0x	5.6x	6.0x
Interest expense	71,762	71,417	75,014	75,653	77,848
Fixed charges (5)	97,271	96,740	98,457	100,601	103,198
Interest coverage ratio (6)	6.0x	6.5x	6.1x	6.6x	5.8x
Fixed charge coverage ratio (7)	5.4x	5.8x	5.4x	5.8x	5.1x

Profitability Measures
Net income / (loss) per common share - basic	$3.73	$0.44	$0.45	$1.32	$0.16
Net income / (loss) per common share - diluted	$3.71	$0.44	$0.45	$1.32	$0.16
Funds from operations (FFO) / diluted share and unit (8)	$1.54	$1.54	$1.78	$1.49	$1.45
Core funds from operations (Core FFO) / diluted share and unit (8)	$1.67	$1.65	$1.54	$1.67	$1.61
Adjusted funds from operations (AFFO) / diluted share and unit (9)	$1.41	$1.60	$1.63	$1.61	$1.41
Dividends per share and common unit	$1.16	$1.16	$1.16	$1.16	$1.12
Diluted FFO payout ratio (8) (10)	75.3%	75.3%	65.2%	77.9%	77.1%
Diluted Core FFO payout ratio (8) (11)	69.4%	70.3%	75.3%	69.6%	69.5%
Diluted AFFO payout ratio (9) (12)	82.1%	72.4%	71.2%	72.1%	79.5%

Portfolio Statistics
Buildings (13)	300	295	305	306	307
Data Centers (13)	287	282	291	290	291
Cross-connects (13)(14)	178,000	174,000	170,000	167,000	164,000
Net rentable square feet, excluding development space (13)	35,630,828	34,988,250	35,837,908	35,404,425	35,876,316
Occupancy at end of quarter (15)	83.6%	84.2%	84.7%	85.3%	86.3%
Occupied square footage (13)	29,774,698	29,471,445	30,352,404	30,215,898	30,955,049
Space under active development (16)	7,230,460	7,464,633	7,617,837	7,650,175	5,391,969
Space held for development (17)	2,682,456	2,088,701	1,958,306	2,217,118	2,290,810
Weighted average remaining lease term (years) (18)	4.7	4.8	4.7	4.8	4.7
Same-capital occupancy at end of quarter (15) (19)	83.6%	83.7%	84.2%	85.1%	86.0%

Key Quarterly Financial Data	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2021

(1)	The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units, for shares of our common stock on a one-for-one basis. Excludes shares of common stock potentially issuable upon conversion of our series C, series J, series K and series L cumulative redeemable preferred stock upon certain change of control transactions, as applicable, and upon physical settlement of our September 2021 forward sale agreements.
(2)	EBITDA is calculated as earnings before interest expense, loss from early extinguishment of debt, tax expense, and depreciation and amortization. For a discussion of EBITDA, see page 33. For a reconciliation of net income available to common stockholders to EBITDA, see page 32.
(3)	Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and tax expense, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. For a discussion of Adjusted EBITDA, see page 33. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 32.
(4)	Net Debt to Adjusted EBITDA is calculated as total debt at balance sheet carrying value (see page 6), plus capital lease obligations, plus our share of joint venture debt at carrying value, less cash and cash equivalents (including JV share of cash), divided by the product of Adjusted EBITDA (including our share of joint venture EBITDA), multiplied by four.
(5)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.
(6)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(7)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(8)	For definitions and discussion of FFO and core FFO, see page 33. For reconciliations of net income available to common stockholders to FFO and core FFO, see page 14.
(9)	For a definition and discussion of AFFO, see page 33. For a reconciliation of core FFO to AFFO, see page 15.
(10)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.
(11)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.
(12)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.
(13)	Includes buildings held as investments in unconsolidated entities. Excludes buildings held-for-sale.
(14)	Represents approximate amounts.
(15)	Occupancy and same-capital occupancy exclude space under active development and space held for development. Occupancy represents our consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area. Excludes buildings held-for-sale.
(16)	Space under active development includes current Base Building and Data Centers projects in progress (see page 26). Excludes buildings held-for-sale.
(17)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29). Excludes buildings held-for-sale.
(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.
(19)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held-for-sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period results have been adjusted to reflect current same-capital pool.

Explanatory Note: Certain portfolio information regarding Medallion is excluded from the portfolio statistics included in this Earnings Press Release and Supplemental Information package, as indicated in the footnotes, where applicable. Specifically, we have excluded the following related to Medallion: two new metropolitan areas, 2 data centers, square footage, occupancy percentage and lease terms. Medallion’s financial results are included in our condensed consolidated financial information.

Digital Realty Trust
Earnings Release	Fourth Quarter 2021

DIGITAL REALTY REPORTS FOURTH QUARTER 2021 RESULTS

Austin, TX — February 17, 2022 — Digital Realty (NYSE: DLR), the largest global provider of cloud- and carrier-neutral data center, colocation and interconnection solutions, announced today financial results for the fourth quarter of 2021. All per-share results are presented on a fully-diluted share and unit basis.

Highlights

◾	Reported net income available to common stockholders of $3.71 per share in 4Q21, compared to $0.16 in 4Q20
◾	Reported FFO per share of $1.54 in 4Q21, compared to $1.45 in 4Q20
◾	Reported core FFO per share of $1.67 in 4Q21, compared to $1.61 in 4Q20
◾	Signed total bookings during 4Q21 expected to generate $156 million of annualized GAAP rental revenue, including an $11 million contribution from interconnection
◾	Introduced 2022 core FFO per share outlook of $6.80-$6.90

Financial Results

Digital Realty reported revenues for the fourth quarter of 2021 of $1.1 billion, a 2% decrease from the previous quarter and a 5% increase from the same quarter last year.

The company delivered fourth quarter of 2021 net income of $1.1 billion, and net income available to common stockholders of $1.1 billion, or $3.71 per diluted share, compared to $0.44 per diluted share in the previous quarter and $0.16 per diluted share in the same quarter last year.

Digital Realty generated fourth quarter of 2021 Adjusted EBITDA of $584 million, a 4% decrease from the previous quarter and a 1% increase over the same quarter last year.

The company reported fourth quarter of 2021 funds from operations of $449 million, or $1.54 per share, compared to $1.54 per share in the previous quarter and $1.45 per share in the same quarter last year.

Excluding certain items that do not represent core expenses or revenue streams, Digital Realty delivered fourth quarter of 2021 core FFO per share of $1.67, a 1% increase from $1.65 per share in the previous quarter, and a 4% increase from $1.61 per share in the same quarter last year.

Leasing Activity

In the fourth quarter, Digital Realty signed total bookings expected to generate $156 million of annualized GAAP rental revenue, including an $11 million contribution from interconnection.

“Digital Realty delivered record bookings in the fourth quarter and for the full year, with over $500 million of new business globally in 2021, demonstrating the strength of our global value proposition,” said Digital Realty Chief Executive Officer A. William Stein. “Demand for data center solutions remains robust, and we are investing organically as well as strategically to expand our global platform to provide customers the capacity and communities they require to execute their digital transformation strategies around the world.”

The weighted-average lag between new leases signed during the fourth quarter of 2021 and the contractual commencement date was fourteen months.

In addition to new leases signed, Digital Realty also signed renewal leases representing $151 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the fourth quarter of 2021 rolled down 3.9% on a cash basis and down 2.6% on a GAAP basis.

Digital Realty Trust
Earnings Release	Fourth Quarter 2021

New leases signed during the fourth quarter of 2021 are summarized by region as follows:

	Annualized GAAP
	Base Rent		GAAP Base Rent		GAAP Base Rent
The Americas	(in thousands)	Square Feet	per Square Foot	Megawatts	per Kilowatt
0-1 MW	$16,113	69,789	$231	5.9	$228
> 1 MW	23,326	202,251	115	25.2	77
Other (1)	7,001	273,896	26	—	—
Total	$46,441	545,936	$85	31.1	$106

EMEA (2)
0-1 MW	$18,471	77,302	$239	7.0	$221
> 1 MW	73,350	512,010	143	54.6	112
Other (1)	266	—	—	—	—
Total	$92,087	589,312	$156	61.5	$124

Asia Pacific (2)
0-1 MW	$7,183	15,923	$451	1.5	$411
> 1 MW	—	—	—	—	—
Other (1)	182	3,195	57	—	—
Total	$7,366	19,118	$385	1.5	$411

All Regions (2)
0-1 MW	$41,767	163,014	$256	14.3	$243
> 1 MW	96,676	714,261	135	79.8	101
Other (1)	7,449	277,091	27	—	—
Total	$145,893	1,154,366	$126	94.1	$123

Interconnection	$10,566	N/A	N/A	N/A	N/A

Grand Total	$156,459	1,154,366	$126	94.1	$123

Note: Totals may not foot due to rounding differences.

(1)	Other includes Powered Base Building® shell capacity as well as storage and office space within fully improved data center facilities.
(2)	Based on quarterly average exchange rates during the three months ended December 31, 2021.

Investment Activity

During the fourth quarter, Digital Realty announced the successful listing of Digital Core REIT as a standalone publicly traded vehicle listed on the Singapore Stock Exchange. Digital Realty contributed a 90% interest in a fully-leased portfolio of 10 assets in the U.S. and Canada that was valued at $1.4 billion at a 4.25% cap rate. The transaction generated net proceeds of approximately $960 million, and Digital Realty recognized a gain of approximately $1 billion in the fourth quarter of 2021. Digital Realty will provide operational support for Digital Core REIT and will earn fees for asset and property management as well as acquisitions, dispositions, and development. Following exercise of the overallotment option, Digital Realty owns approximately a 35% equity interest in Digital Core REIT.

During the fourth quarter, Digital Realty made a strategic investment in AtlasEdge Data Centres, a European edge data center provider; acquired 16 acres of land in Northern Virginia for approximately $23 million; and sold a mixed-use retail and data center property in San Jose, California for approximately $60 million.

During the fourth quarter, Medallion, a leading Nigerian colocation and interconnection provider jointly owned by Digital Realty and Pembani Remgro, acquired two land parcels in Lagos, Nigeria. Digital Realty’s share of the total consideration was approximately $22 million.

Subsequent to quarter-end, Digital Realty announced it has entered into a definitive agreement to acquire roughly a 55% stake in Teraco, Africa’s leading carrier-neutral colocation provider, from a consortium of investors including Berkshire Partners and Permira, in a transaction valuing Teraco at approximately $3.5 billion and representing a cap rate of approximately 3.5% on projected 2022 cash net operating income of approximately $121 million. The transaction is expected to close in the first half of 2022 and is subject to customary closing conditions.

Digital Realty Trust
Earnings Release	Fourth Quarter 2021

Balance Sheet

Digital Realty had approximately $13.4 billion of total debt outstanding as of December 31, 2021, comprised of $13.3 billion of unsecured debt and approximately $0.1 billion of secured debt. At the end of the fourth quarter of 2021, net debt-to-Adjusted EBITDA was 6.1x, debt-plus-preferred-to-total enterprise value was 21.7% and fixed charge coverage was 5.4x. Pro forma for settlement of the $1 billion forward equity offering, net debt-to-adjusted EBITDA was 5.7x and fixed charge coverage was also 5.7x.

Digital Realty completed the following financing transactions during the fourth quarter.

●	In mid-November, Digital Realty amended, extended, and upsized its existing global revolving credit facility from $2.35 billion to $3.0 billion. Digital Realty also amended and extended its existing ¥33.3 billion (approximately $290 million) Japanese yen-denominated revolving credit facility. Both facilities mature in January 2027, assuming the exercise of two six-month extension options. The revolving credit facilities now feature a sustainability-linked pricing component, with pricing subject to adjustment based on annual performance targets, further demonstrating Digital Realty’s continued leadership and commitment to sustainable business practices.
●	Subsequent to quarter-end, Digital Realty closed an offering of €750 million, or approximately $850 million, of 1.375% Euro bonds due 2032.
●	Likewise subsequent to quarter-end, Digital Realty redeemed all $450 million of its outstanding 4.75% notes due 2025.

Digital Realty Trust
Earnings Release	Fourth Quarter 2021

2022 Outlook

Digital Realty introduced its 2022 core FFO per share outlook of $6.80-$6.90. The assumptions underlying the outlook are summarized in the following table.

As of
Top-Line and Cost Structure	February 17, 2022
Total revenue	$4.700 - $4.800 billion
Net non-cash rent adjustments (1)	($35) - ($40) million
Adjusted EBITDA	$2.475 - $2.525 billion
G&A	$410 - $420 million

Internal Growth
Rental rates on renewal leases
Cash basis	Flat
GAAP basis	Slightly positive
Year-end portfolio occupancy	83.0% - 84.0%
"Same-capital" cash NOI growth (2)	(2.5%) - (3.5%)

Foreign Exchange Rates
U.S. Dollar / Pound Sterling	$1.30 - $1.38
U.S. Dollar / Euro	$1.10 - $1.15

External Growth
Dispositions
Dollar volume	$0.5 - $1.0 billion
Cap rate	0.0% - 10.0%
Development
CapEx (3)	$2.3 - $2.5 billion
Average stabilized yields	9.0% - 15.0%
Enhancements and other non-recurring CapEx (4)	$5 - $10 million
Recurring CapEx + capitalized leasing costs (5)	$210 - $220 million

Balance Sheet
Long-term debt issuance
Dollar amount	$1.8 - $2.0 billion
Pricing	1.5% - 2.0%
Timing	Early & Late 2022

Net income per diluted share	$1.05 - $1.10
Real estate depreciation and (gain) / loss on sale	$5.35 - $5.35
Funds From Operations / share (NAREIT-Defined)	$6.40 - $6.45
Non-core expenses and revenue streams	$0.40 - $0.45
Core Funds From Operations / share	$6.80 - $6.90
Foreign currency translation adjustments	$0.10 - $0.10
Constant-Currency Core Funds From Operations / share	$6.90 - $7.00

(1)	Net non-cash rent adjustments represent the sum of straight-line rental revenue and straight-line rent expense, as well as the amortization of above- and below-market leases (i.e., ASC 805 adjustments).
(2)	The “same-capital” pool includes properties owned as of December 31, 2020 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2021-2022, properties classified as held for sale, and properties sold or contributed to joint ventures for all periods presented.
(3)	Includes land acquisitions.
(4)	Other non-recurring CapEx represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.
(5)	Recurring CapEx represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions.

Digital Realty Trust
Earnings Release	Fourth Quarter 2021

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, including FFO, core FFO and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a reconciliation from FFO to core FFO, and definitions of FFO and core FFO are included as an attachment to this document. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA and definitions of net debt-to-Adjusted EBITDA, debt-plus-preferred-to-total enterprise value, cash NOI, and fixed charge coverage ratio are included as an attachment to this document.

Investor Conference Call

Prior to Digital Realty’s investor conference call at 5:30 p.m. EST / 2:30 p.m. PST on February 17, 2022, a presentation will be posted to the Investors section of the company’s website at https://investor.digitalrealty.com/. The presentation is designed to accompany the discussion of the company’s fourth quarter 2021 financial results and operating performance. The conference call will feature Chief Executive Officer A. William Stein and President & Chief Financial Officer Andrew P. Power.

To participate in the live call, investors are invited to dial (888) 317-6003 (for domestic callers) or (412) 317-6061 (for international callers) and reference the conference ID# 6195647 at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at https://investor.digitalrealty.com/.

Telephone and webcast replays will be available after the call until March 17, 2022. The telephone replay can be accessed by dialing (877) 344-7529 (for domestic callers) or (412) 317-0088 (for international callers) and providing the conference ID# 3330128. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty

Digital Realty supports the world’s leading enterprises and service providers by delivering the full spectrum of data center, colocation and interconnection solutions. PlatformDIGITAL®, the company’s global data center platform, provides customers a trusted foundation and proven Pervasive Datacenter Architecture (PDx™) solution methodology for scaling digital business and efficiently managing data gravity challenges. Digital Realty’s global data center footprint gives customers access to the connected communities that matter to them with over 280 facilities in nearly 50 metros across 25 countries on six continents. To learn more about Digital Realty, please visit digitalrealty.com or follow us on LinkedIn and Twitter.

Contact Information

Andrew P. Power

President & Chief Financial Officer

Digital Realty

(415) 738-6500

Jim Huseby

Investor Relations

Digital Realty

(415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and Dollars in Thousands, Except Per Share Data	Fourth Quarter 2021

	Three Months Ended					Twelve Months Ended
	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20
Rental revenues	$763,117	$773,195	$768,826	$754,544	$754,422	$3,059,682	$2,758,678
Tenant reimbursements - Utilities	195,340	189,060	169,743	184,973	154,937	739,116	565,144
Tenant reimbursements - Other	58,528	57,666	60,261	59,328	62,084	235,783	235,311
Interconnection & other	89,850	90,983	90,565	89,061	86,424	360,459	327,412
Fee income	4,133	3,255	3,628	2,426	4,722	13,442	15,214
Other	200	18,977	165	59	20	19,401	1,850
Total Operating Revenues	$1,111,168	$1,133,136	$1,093,188	$1,090,391	$1,062,609	$4,427,883	$3,903,609

Utilities	$213,933	$209,585	$185,010	$176,046	$169,282	$784,574	$636,905
Rental property operating	205,250	196,743	198,207	185,733	205,177	785,933	694,588
Property taxes	42,673	55,915	42,795	49,005	42,442	190,388	169,368
Insurance	3,507	4,718	5,703	3,498	3,410	17,426	13,253
Depreciation & amortization	378,883	369,035	368,981	369,733	359,915	1,486,632	1,366,379
General & administration	103,705	97,082	94,956	97,568	101,582	393,311	344,928
Severance, equity acceleration, and legal expenses	1,003	1,377	2,536	2,427	606	7,343	6,440
Transaction and integration expenses	12,427	13,804	7,075	14,120	19,290	47,426	106,662
Impairment of investments in real estate	18,291	—	—	—	—	18,291	6,482
Other expenses	(1)	510	2,298	(257)	641	2,550	1,074
Total Operating Expenses	$979,671	$948,769	$907,561	$897,873	$902,345	$3,733,874	$3,346,079

Operating Income	$131,497	$184,367	$185,627	$192,518	$160,264	$694,009	$557,530

Equity in (loss) earnings of unconsolidated joint ventures	(7,714)	40,884	52,143	(23,031)	31,055	62,282	(57,629)
Gain / (loss) on sale of investments	1,047,011	(635)	499	333,921	1,684	1,380,796	316,895
Interest and other (expense) income, net	(4,349)	(2,947)	10,124	(7,186)	(2,747)	(4,358)	20,222
Interest (expense)	(71,762)	(71,417)	(75,014)	(75,653)	(77,848)	(293,846)	(333,021)
Income tax (expense)	(3,961)	(13,709)	(47,582)	(7,547)	(3,322)	(72,799)	(38,047)
Loss from early extinguishment of debt	(325)	—	—	(18,347)	(49,576)	(18,672)	(103,215)
Net Income / (Loss)	$1,090,397	$136,543	$125,797	$394,675	$59,510	$1,747,412	$362,735

Net (income) loss attributable to noncontrolling interests	(22,587)	(2,266)	(4,544)	(8,756)	(1,818)	(38,153)	(6,333)
Net Income / (Loss) Attributable to Digital Realty Trust, Inc.	$1,067,810	$134,277	$121,253	$385,919	$57,692	$1,709,259	$356,402

Preferred stock dividends, including undeclared dividends	(10,181)	(10,181)	(11,885)	(13,514)	(13,514)	(45,761)	(76,536)
Gain on / (Issuance costs associated with) redeemed preferred stock	—	—	18,000	—	—	18,000	(16,520)
Net Income / (Loss) Available to Common Stockholders	$1,057,629	$124,096	$127,368	$372,405	$44,178	$1,681,498	$263,346

Weighted-average shares outstanding - basic	283,869,662	283,105,966	281,791,855	281,094,798	280,117,213	282,474,927	260,098,978
Weighted-average shares outstanding - diluted	284,868,184	283,817,950	282,433,857	281,928,182	281,122,368	283,221,968	262,522,508
Weighted-average fully diluted shares and units	290,893,110	290,228,785	289,484,805	289,210,666	288,903,143	289,912,489	270,496,513

Net income / (loss) per share - basic	$3.73	$0.44	$0.45	$1.32	$0.16	$5.95	$1.01
Net income / (loss) per share - diluted	$3.71	$0.44	$0.45	$1.32	$0.16	$5.94	$1.00

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2021

	Three Months Ended					Twelve Months Ended
Reconciliation of Net Income to Funds From Operations (FFO)	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Net Income / (Loss) Available to Common Stockholders	$1,057,629	$124,096	$127,368	$372,405	$44,178	$1,681,498	$263,346
Adjustments:
Non-controlling interest in operating partnership	23,100	3,000	3,200	9,800	1,300	39,100	9,500
Real estate related depreciation & amortization (1)	372,447	362,728	363,640	364,697	354,366	1,463,512	1,341,836
Unconsolidated JV real estate related depreciation & amortization	24,146	21,293	20,983	19,378	21,471	85,800	77,730
(Gain) on real estate transactions (2)	(1,047,011)	(63,799)	(499)	(333,921)	(1,684)	(1,445,230)	(316,895)
Impairment of investments in real estate	18,291	-	-	-	-	18,291	6,482
Funds From Operations - diluted	$448,602	$447,318	$514,692	$432,359	$419,631	$1,842,971	$1,381,998

Weighted-average shares and units outstanding - basic	289,895	289,542	288,843	288,377	287,898	289,165	268,073
Weighted-average shares and units outstanding - diluted (3)	290,893	290,228	289,485	289,211	288,903	289,912	270,497

Funds From Operations per share - basic	$1.55	$1.54	$1.78	$1.50	$1.46	$6.37	$5.16

Funds From Operations per share - diluted (3)	$1.54	$1.54	$1.78	$1.50	$1.45	$6.36	$5.11

	Three Months Ended					Twelve Months Ended
Reconciliation of FFO to Core FFO	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Funds From Operations - diluted	$448,602	$447,318	$514,692	$432,359	$419,631	$1,842,971	$1,381,998
Other non-core revenue adjustments (4)	9,859	(18,066)	(11,122)	(59)	(25)	(19,388)	(30,071)
Transaction and integration expenses	12,427	13,804	7,075	14,120	19,290	47,426	106,662
Loss from early extinguishment of debt	325	-	-	18,347	49,576	18,672	103,215
(Gain on) / Issuance costs associated with redeemed preferred stock	-	-	(18,000)	-	-	(18,000)	16,520
Severance, equity acceleration, and legal expenses (5)	1,003	1,377	2,536	2,427	606	7,343	6,440
(Gain) / Loss on FX revaluation	14,308	33,774	(51,649)	34,072	(27,190)	30,505	81,936
Other non-core expense adjustments	(1)	1,004	2,298	(19,240)	3,353	(15,939)	15,581
Core Funds From Operations - diluted	$486,523	$479,211	$445,830	$482,026	$465,241	$1,893,590	$1,682,281

Weighted-average shares and units outstanding - diluted (3)	290,893	290,228	289,485	289,211	288,903	289,912	270,497

Core Funds From Operations per share - diluted (3)	$1.67	$1.65	$1.54	$1.67	$1.61	$6.53	$6.22

(1) Real Estate Related Depreciation & Amortization	Three Months Ended					Twelve Months Ended
	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Depreciation & amortization per income statement	$378,883	$369,035	$368,981	$369,733	$359,915	1,486,632	1,366,379
Non-real estate depreciation	(6,436)	(6,307)	(5,341)	(5,036)	(5,549)	(23,120)	(24,543)
Real Estate Related Depreciation & Amortization	$372,447	$362,728	$363,640	$364,697	$354,366	$1,463,512	$1,341,836

(2)	For the third quarter 2021, includes a $64 million gain that represents Digital Realty’s share from a sale of a portfolio of assets within an unconsolidated joint venture. The gain is included in equity in earnings of unconsolidated joint ventures in our consolidated income statement.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and upon physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO and the share count detail section that follows the reconciliation of core FFO to AFFO for calculations of weighted average common stock and units outstanding. For definitions and discussion of FFO and core FFO, see the definitions section.
(4)	Includes lease termination fees and certain other adjustments that are not core to our business. For the third quarter 2021, includes a $19 million promote received related to a sale of portfolio of assets within an unconsolidated joint venture. The promote is included in Other revenue in our consolidated income statement.
(5)	Relates to severance and other charges related to the departure of company executives and integration-related severance.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in Thousands, Except Per Share Data	Fourth Quarter 2021

	Three Months Ended					Twelve Months Ended
Reconciliation of Core FFO to AFFO	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Core FFO available to common stockholders and unitholders	$486,523	$479,211	$445,830	$482,026	$465,241	$1,893,590	$1,682,281
Adjustments:
Non-real estate depreciation	6,436	6,307	5,341	5,036	5,549	23,120	24,543
Amortization of deferred financing costs	3,515	3,625	3,718	3,538	3,709	14,396	15,285
Amortization of debt discount/premium	1,107	1,138	1,166	1,134	1,033	4,545	3,974
Non-cash stock-based compensation expense	15,097	15,082	15,579	16,097	16,315	61,855	59,497
Straight-line rental revenue	(16,497)	(11,969)	(16,139)	(18,492)	(14,402)	(63,097)	(50,751)
Straight-line rental expense	5,754	7,862	7,175	6,709	3,629	27,500	16,396
Above- and below-market rent amortization	910	1,165	1,858	2,137	3,239	6,070	12,687
Deferred tax (expense) benefit	(13,731)	2,112	35,522	(4,509)	(4,226)	19,394	1,253
Leasing compensation & internal lease commissions	9,564	11,142	11,078	11,042	10,506	42,826	21,090
Recurring capital expenditures (1)	(87,550)	(50,800)	(39,231)	(39,522)	(83,571)	(217,103)	(210,727)

AFFO available to common stockholders and unitholders (2)	$411,128	$464,875	$471,897	$465,196	$407,022	$1,813,096	$1,575,528

Weighted-average shares and units outstanding - basic	289,895	289,542	288,843	288,377	287,898	289,165	268,073
Weighted-average shares and units outstanding - diluted (3)	290,893	290,228	289,485	289,211	288,903	289,912	270,497

AFFO per share - diluted (3)	$1.41	$1.60	$1.63	$1.61	$1.41	$6.25	$5.82

Dividends per share and common unit	$1.16	$1.16	$1.16	$1.16	$1.12	$4.64	$4.48

Diluted AFFO Payout Ratio	82.1%	72.4%	71.2%	72.1%	79.5%	74.2%	76.9%

	Three Months Ended					Twelve Months Ended
Share Count Detail	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Weighted Average Common Stock and Units Outstanding	289,895	289,542	288,843	288,377	287,898	289,165	268,073
Add: Effect of dilutive securities	948	686	642	834	1,005	703	2,424
Weighted Avg. Common Stock and Units Outstanding - diluted	290,843	290,228	289,485	289,211	288,903	289,868	270,497

(1)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(2)	For a definition and discussion of AFFO, see the definitions section. For a reconciliation of net income available to common stockholders to FFO and core FFO, see above.
(3)	For all periods presented, we have excluded the effect of dilutive series C, series J, series K and series L preferred stock, as applicable, that may be converted into common stock upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series C, series J, series K and series L preferred stock, as applicable, which we consider highly improbable, and upon physical settlement of our September 2021 forward sales agreements. See above for calculations of diluted FFO available to common stockholders and unitholders and for calculations of weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in Thousands, Except Share and Per Share Data	Fourth Quarter 2021

	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20
Assets
Investments in real estate:
Real estate	$23,625,451	$23,384,809	$23,287,853	$22,762,279	$23,142,988
Construction in progress	3,213,387	3,238,388	3,270,570	2,904,642	2,768,326
Land held for future development	133,683	118,091	143,575	192,896	226,862
Investments in real estate	$26,972,522	$26,741,289	$26,701,998	$25,859,817	$26,138,175
Accumulated depreciation and amortization	(6,210,281)	(6,159,294)	(5,919,650)	(5,649,019)	(5,555,221)
Net Investments in Properties	$20,762,241	$20,581,995	$20,782,348	$20,210,798	$20,582,954
Investment in unconsolidated joint ventures	1,807,689	1,292,325	1,119,026	970,703	1,148,158
Net Investments in Real Estate	$22,569,930	$21,874,320	$21,901,374	$21,181,501	$21,731,112

Cash and cash equivalents	$142,698	$116,002	$120,482	$221,140	$108,501
Accounts and other receivables (1)	671,721	610,416	630,086	657,096	603,111
Deferred rent	547,385	552,850	539,379	524,200	528,180
Customer relationship value, deferred leasing costs & other intangibles, net	2,735,486	2,871,622	2,956,027	3,057,245	3,122,904
Goodwill	7,937,440	8,062,914	8,185,931	8,125,706	8,330,996
Operating lease right-of-use assets (2)	1,405,441	1,442,661	1,452,633	1,495,869	1,386,959
Other assets	359,459	316,863	365,308	279,734	264,528
Total Assets	$36,369,560	$35,847,648	$36,151,220	$35,542,491	$36,076,291

Liabilities and Equity
Global unsecured revolving credit facilities	$398,172	$832,322	$1,026,368	$451,007	$531,905
Unsecured term loans	—	—	—	—	536,580
Unsecured senior notes, net of discount	12,903,370	13,012,790	12,659,043	12,566,198	11,997,010
Secured debt and other, net of premiums	146,668	242,427	242,410	239,634	239,222
Operating lease liabilities (2)	1,512,187	1,543,231	1,545,689	1,581,759	1,468,712
Accounts payable and other accrued liabilities	1,543,623	1,341,866	1,367,240	1,305,921	1,420,162
Deferred tax liabilities, net	666,451	725,955	742,127	650,543	698,308
Accrued dividends and distributions	338,729	—	—	—	324,386
Security deposits and prepaid rent	336,578	341,778	362,606	362,008	371,659
Total Liabilities	$17,845,778	$18,040,369	$17,945,483	$17,157,070	$17,587,944

Redeemable non-controlling interests - operating partnership	46,995	40,920	41,490	40,097	42,011

Equity
Preferred Stock: $0.01 par value per share, 110,000,000 shares authorized:
Series C Cumulative Redeemable Perpetual Preferred Stock (3)	—	—	—	$219,250	$219,250
Series J Cumulative Redeemable Preferred Stock (4)	$193,540	$193,540	$193,540	193,540	193,540
Series K Cumulative Redeemable Preferred Stock (5)	203,264	203,264	203,264	203,264	203,264
Series L Cumulative Redeemable Preferred Stock (6)	334,886	334,886	334,886	334,886	334,886
Common Stock: $0.01 par value per share, 392,000,000 shares authorized (7)	2,824	2,818	2,806	2,795	2,788
Additional paid-in capital	21,075,863	21,010,202	20,844,834	20,700,282	20,626,897
Dividends in excess of earnings	(3,631,929)	(4,359,033)	(4,153,407)	(3,952,497)	(3,997,938)
Accumulated other comprehensive income (loss), net	(173,880)	(111,560)	31,733	(77,783)	135,010
Total Stockholders' Equity	$18,004,568	$17,274,117	$17,457,656	$17,623,737	$17,717,697

Noncontrolling Interests
Noncontrolling interest in operating partnership	$425,337	$459,918	$513,897	$571,292	$608,980
Noncontrolling interest in consolidated joint ventures	46,882	32,324	192,694	150,295	119,659

Total Noncontrolling Interests	$472,219	$492,242	$706,591	$721,587	$728,639

Total Equity	$18,476,787	$17,766,359	$18,164,247	$18,345,324	$18,446,336

Total Liabilities and Equity	$36,369,560	$35,847,648	$36,151,220	$35,542,491	$36,076,291

(1)	Net of allowance for doubtful accounts of $28,574 and $18,825 as of December 31, 2021 and December 31, 2020, respectively.
(2)	Adoption of the new lease accounting standard required that we adjust the consolidated balance sheet to include the recognition of additional right-of-use assets and lease liabilities for operating leases. See our quarterly report on Form 10-Q filed on May 10, 2019 for additional information.
(3)	Series C Cumulative Redeemable Perpetual Preferred Stock, 6.625%, $0 and $201,250 liquidation preference, respectively ($25.00 per share), 0 and 8,050,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.
(4)	Series J Cumulative Redeemable Preferred Stock, 5.250%, $200,000 and $200,000 liquidation preference, respectively ($25.00 per share), 8,000,000 and 8,000,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.
(5)	Series K Cumulative Redeemable Preferred Stock, 5.850%, $210,000 and $210,000 liquidation preference, respectively ($25.00 per share), 8,400,000 and 8,400,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.
(6)	Series L Cumulative Redeemable Preferred Stock, 5.200%, $345,000 and $345,000 liquidation preference, respectively ($25.00 per share), 13,800,000 and 13,800,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.
(7)	Common Stock: 284,415,013 and 208,900,758 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2021

Consolidated Properties Cash Net Operating Income (NOI)(2), Annualized (3)
Network-Dense	$884,172
Campus	1,484,318
Other (4)	157,470
Total Cash NOI, Annualized	$2,525,960
less: Partners' share of consolidated JVs	(849)
Acquisitions / dispositions / expirations	(109,757)
FY 2022 backlog cash NOI and 4Q21 carry-over (stabilized) (5)	198,599
Total Consolidated Cash NOI, Annualized	$2,613,953

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI (3)(6)	$143,140

Other Income
Development and Management Fees (net), Annualized	$16,532

Other Assets
Pre-stabilized inventory, at cost (7)	$321,149
Land held for development	133,683
Development CIP (8)	3,213,387
less: Investment associated with FY21 Backlog NOI	(694,899)
Cash and cash equivalents	142,698
Accounts and other receivables, net	671,721
Other assets	359,459
less: Partners' share of consolidated JV assets	913
Total Other Assets	$4,148,112

Liabilities
Global unsecured revolving credit facilities	$415,116
Unsecured senior notes	13,000,042
Secured debt, excluding premiums	147,081
Accounts payable and other accrued liabilities	1,543,623
Deferred tax liabilities, net	666,451
Accrued dividends and distributions	338,729
Security deposits and prepaid rents	336,578
Backlog NOI cost to complete (9)	361,629
Preferred stock	755,000
Digital Realty's share of unconsolidated JV debt	826,799
Total Liabilities	$18,391,048

Diluted Shares and Units Outstanding	291,295

(1)	Includes Digital Realty’s share of backlog leasing at unconsolidated joint venture buildings. Excludes Mitsubishi Corporation Digital Realty (MCDR) and Ascenty joint venture.
(2)	For definitions and discussion of NOI and cash NOI and a reconciliation of operating income to NOI and cash NOI, see page 34.
(3)	Annualized cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only. Reflects annualized 4Q21 Cash NOI of $2.5 billion. NOI is allocated based on management’s best estimates derived using contractual ABR and stabilized margins.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Estimated cash NOI related to signed leasing expected to commence through December 31, 2022. Includes Digital Realty’s share of signed leases at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(6)	For a reconciliation of Digital Realty’s pro rata share of unconsolidated joint venture operating income to cash NOI, see page 31.
(7)	Includes Digital Realty’s share of cost at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.
(8)	See page 27 for further details on the breakdown of the construction in progress balance.
(9)	Includes Digital Realty’s share of expected cost to complete at unconsolidated joint venture buildings. Excludes MCDR and Ascenty joint venture.

Debt Maturities	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2021

	As of December 31, 2021
		Interest Rate
	Interest	Including
	Rate	Swaps	2022	2023	2024	2025	2026	Thereafter	Total
Global Unsecured Revolving Credit Facilities (1)
Global unsecured revolving credit facility - Unhedged	0.865%	0.865%	—	—	—	—	—	$415,116	$415,116
Deferred financing costs, net	—	—	—	—	—	—	—	—	(16,944)
Total Global Unsecured Revolving Credit Facilities	0.865%	0.865%	—	—	—	—	—	$415,116	$398,172

Senior Notes
€300 million Floating Rate Notes due 2022	—	—	$341,100	—	—	—	—	—	$341,100
€300 million 0.125% Notes due 2022	0.125%	0.125%	341,100	—	—	—	—	—	341,100
€600 million 2.625% Notes due 2024	2.625%	2.625%	—	—	$682,200	—	—	—	682,200
£250 million 2.750% Notes due 2024	2.750%	2.750%	—	—	338,300	—	—	—	338,300
£400 million 4.250% Notes due 2025	4.250%	4.250%	—	—	—	$541,280	—	—	541,280
€650 million 0.625% Notes due 2025	0.625%	0.625%	—	—	—	739,050	—	—	739,050
$450 million 4.750% Notes due 2025 (2)	4.750%	4.750%	—	—	—	450,000	—	—	450,000
€1.08 billion 2.500% Notes due 2026	2.500%	2.500%	—	—	—	—	$1,222,275	—	1,222,275
₣275 million 0.200% Notes due 2026	0.200%	0.200%	—	—	—	—	301,419	—	301,419
$1.00 billion 3.700% notes due 2027	3.700%	3.700%	—	—	—	—	—	$1,000,000	1,000,000
€500 million 1.125% Notes due 2028	1.125%	1.125%	—	—	—	—	—	568,500	568,500
$650 million 4.450% Notes due 2028	4.450%	4.450%	—	—	—	—	—	650,000	650,000
₣270 million 0.550% Notes due 2029	0.550%	0.550%	—	—	—	—	—	295,938	295,938
$900 million 3.600% Notes due 2029	3.600%	3.600%	—	—	—	—	—	900,000	900,000
£350 million 3.300% Notes due 2029	3.300%	3.300%	—	—	—	—	—	473,620	473,620
€750 million 1.500% Notes due 2030	1.500%	1.500%	—	—	—	—	—	852,750	852,750
£550 million 3.750% Notes due 2030	3.750%	3.750%	—	—	—	—	—	744,260	744,260
€500 million 1.250% Notes due 2031	1.250%	1.250%	—	—	—	—	—	568,500	568,500
€1.00 billion 0.625% Notes due 2031	0.625%	0.625%	—	—	—	—	—	1,137,000	1,137,000
€750 million 1.000% Notes due 2032	1.000%	1.000%	—	—	—	—	—	852,750	852,750
Unamortized discounts	—	—	—	—	—	—	—	—	(33,609)
Deferred financing costs	—	—	—	—	—	—	—	—	(63,063)
Total Senior Notes (3)	2.255%	2.255%	$682,200	—	$1,020,500	$1,730,330	$1,523,694	$8,043,318	$12,903,370

Secured Debt
ICN10 Facility B	2.780%	2.780%	$336	—	—	—	—	—	$336
Westin	3.290%	3.290%	—	—	—	—	—	$135,000	135,000
ICN10 Facility A	3.580%	3.580%	—	—	—	—	—	4,794	4,794
Deferred financing costs	—	—	—	—	—	—	—	—	(413)
Total Secured Debt	3.299%	3.299%	$336	—	—	—	—	$139,794	$139,717

Other Debt
Digital Jubilee	1.113%	1.113%	—	$3,081	—	—	—	—	$3,081
Icolo loan	11.650%	11.650%	—	—	—	—	—	$3,870	3,870
Total Other Debt	6.980%	6.980%	—	$3,081	—	—	—	$3,870	$6,951

Total unhedged variable rate debt	—	—	$341,436	$3,081	—	—	—	$419,910	$764,427
Total fixed rate / hedged variable rate debt	—	—	341,100	—	$1,020,500	$1,730,330	$1,523,694	8,182,188	12,797,812
Total Debt	2.226%	2.226%	$682,536	$3,081	$1,020,500	$1,730,330	$1,523,694	$8,602,098	$13,562,239

Weighted Average Interest Rate			0.064%	1.113%	2.666%	2.832%	2.045%	2.256%	2.226%

Summary

Weighted Average Term to Initial Maturity									6.0 Years

Weighted Average Maturity (assuming exercise of extension options)									6.1 Years

Global Unsecured Revolving Credit Facility Detail As of December 31, 2021

	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facility	$3,283,258	$2,781,632	$415,116

(1)	Assumes all extensions will be exercised.
(2)	Redeemed in February 2022.
(3)	Excludes €750 million 1.375% Notes due 2032 that were issued in January 2022.
(4)	Net of letters of credit issued of $86.5 million.

Debt Analysis and Covenant Compliance	Financial Supplement
Unaudited	Fourth Quarter 2021

	As of December 31, 2021

				Global Unsecured
	Unsecured Senior Notes			Credit Facilities
Debt Covenant Ratios (1)	Required	Actual (2)	Actual (3)	Required	Actual
Total outstanding debt / total assets (4)	Less than 60%	42%	38%	Less than 60% (5)	36%
Secured debt / total assets (6)	Less than 40%	< 1%	< 1%	Less than 40%	2%
Total unencumbered assets / unsecured debt	Greater than 150%	205%	220%	N/A	N/A
Consolidated EBITDA / interest expense (7)	Greater than 1.5x	6.0x	6.0x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	9.1x
Unsecured debt / total unencumbered asset value (8)		N/A	N/A	Less than 60%	37%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	7.7x

(1)	For definitions of the terms used in the table above and related footnotes, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are, or will be, filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(2)	Ratios for the Unsecured Senior Notes listed on page 18 except for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029, 1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(3)	Ratios for the floating rate notes due 2022, 0.20% notes due 2026, 0.55% notes due 2029,1.250% notes due 2031, 0.625% notes due 2031 and 1.00% notes due 2032.
(4)	This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility. For the calculation of Total Assets, please refer to the indentures which govern the notes, the Second Amended and Restated Global Senior Credit Agreement dated as of November 18, 2021 and the Amended and Restated Yen facility Credit Agreement dated as of November 18, 2021, each as amended and which are, or will be, filed as exhibits to our reports filed with the U.S. Securities and Exchange Commission.
(5)	The company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the facility following an acquisition of one or more Assets.
(6)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the global unsecured revolving credit facility and the Yen facility.
(7)	Calculated as current quarter annualized consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).
(8)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the global unsecured revolving credit facility and the Yen facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in Thousands	Fourth Quarter 2021

Stabilized (“Same-Capital”) Portfolio (1)

	Three Months Ended					Twelve Months Ended
	31-Dec-21	31-Dec-20	% Change	30-Sep-21	% Change	31-Dec-21	31-Dec-20	% Change
Rental revenues	$386,745	$404,052	(4.3%)	$394,001	(1.8%)	$1,573,284	$1,596,246	(1.4%)
Tenant reimbursements - Utilities	84,573	77,375	9.3%	84,819	(0.3%)	344,747	316,902	8.8%
Tenant reimbursements - Other	38,615	41,420	(6.8%)	40,329	(4.3%)	161,487	162,082	(0.4%)
Interconnection & other	56,076	56,197	(0.2%)	57,310	(2.2%)	228,150	223,465	2.1%
Total Revenue	$566,009	$579,044	(2.3%)	$576,459	(1.8%)	$2,307,668	$2,298,695	0.4%

Utilities	$101,494	$91,727	10.6%	$103,937	(2.4%)	$411,871	$372,666	10.5%
Rental property operating	106,984	103,224	3.6%	98,718	8.4%	400,081	375,207	6.6%
Property taxes	25,432	29,174	(12.8%)	37,514	(32.2%)	120,885	113,217	6.8%
Insurance	2,375	2,292	3.6%	2,274	4.4%	9,138	9,073	0.7%
Total Expenses	$236,285	$226,417	4.4%	$242,443	(2.5%)	$941,975	$870,163	8.3%

Net Operating Income (2)	$329,724	$352,627	(6.5%)	$334,016	(1.3%)	$1,365,693	$1,428,532	(4.4%)
Less:
Stabilized straight-line rent	($2,999)	($1,814)	65.3%	($3,930)	(23.7%)	($14,293)	($7,453)	91.8%
Above- and below-market rent	283	(1,571)	(118.0%)	(228)	(224.1%)	(1,829)	(9,727)	(81.2%)
Cash Net Operating Income (3)	$332,440	$356,012	(6.6%)	$338,174	(1.7%)	$1,381,815	$1,445,712	(4.4%)

Stabilized Portfolio occupancy at period end (4)	83.6%	86.0%	(2.4%)	83.7%	(0.1%)	83.6%	86.0%	(2.4%)

(1)	Represents buildings owned as of December 31, 2019 with less than 5% of total rentable square feet under development. Excludes buildings that were undergoing, or were expected to undergo, development activities in 2020-2021, buildings classified as held for sale, and buildings sold or contributed to joint ventures for all periods presented. Prior period numbers adjusted to reflect current same-capital pool.
(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 34.
(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to cash NOI, see page 34.
(4)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended December 31, 2021	Fourth Quarter 2021

	0-1 MW		> 1 MW		Other (3)		Total
Leasing Activity - New (1) (2)	4Q21	LTM	4Q21	LTM	4Q21	LTM	4Q21	LTM

Annualized GAAP Rent	$41,767	$148,303	$96,676	$293,885	$7,449	$10,087	$145,893	$452,276

Kilowatt leased	14,308	49,468	79,750	234,038	—	—	94,058	283,507
NRSF	163,014	549,391	714,261	2,180,268	277,091	351,853	1,154,366	3,081,512

Weighted Average Lease Term (years)	3.6	3.6	9.1	8.1	14.5	13.0	9.7	7.9

Initial stabilized cash rent per Kilowatt	$241	$248	$96	$100	—	—	$124	$135
GAAP rent per Kilowatt	$243	$250	$101	$105	—	—	$123	$130
Leasing cost per Kilowatt	$31	$33	$5	$9	—	—	$9	$13

Net Effective Economics by Kilowatt (4)

Base rent by Kilowatt	$244	$252	$100	$108	—	—	$124	$135
Rental concessions by Kilowatt	$2	$4	$3	$5	—	—	$2	$4
Estimated operating expense by Kilowatt	$100	$96	$30	$29	—	—	$41	$41

Net rent per Kilowatt	$143	$152	$67	$73	—	—	$82	$90

Tenant improvements by Kilowatt	$0	$0	$0	$1	—	—	$0	$1
Leasing commissions by Kilowatt	$14	$14	$1	$1	—	—	$3	$3

Net effective rent per Kilowatt	$129	$138	$66	$72	—	—	$79	$87

Initial stabilized cash rent per NRSF	$254	$268	$129	$129	$24	$25	$127	$152
GAAP rent per NRSF	$256	$270	$135	$135	$26	$27	$126	$147
Leasing cost per NRSF	$32	$36	$6	$12	$0	$2	$9	$15

Net Effective Economics by NRSF (4)

Base rent by NRSF	$257	$273	$134	$139	$27	$29	$131	$135
Rental concessions by NRSF	$1	$3	$2	$5	$0	$0	$2	$4
Estimated operating expense by NRSF	$101	$98	$26	$22	$15	$13	$34	$34

Net rent per NRSF	$156	$172	$106	$112	$12	$16	$96	$96

Tenant improvements by NRSF	$0	$0	$0	$1	$0	$0	$0	$1
Leasing commissions by NRSF	$14	$15	$1	$1	$0	$0	$3	$4

Net effective rent per NRSF	$141	$157	$105	$110	$12	$16	$93	$92

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Includes leases for new and re-leased space.
(3)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(4)	All dollar amounts are per square foot averaged over lease term. Per Kilowatt metrics are presented in monthly values. Per NRSF are presented in yearly values.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Summary of Leasing Activity	Financial Supplement
Leases Renewed in the Quarter Ended December 31, 2021	Fourth Quarter 2021

	0-1 MW		> 1 MW		Other (4)		Total
Leasing Activity - Renewals (1) (2) (3)	4Q21	LTM	4Q21	LTM	4Q21	LTM	4Q21	LTM

Leases renewed (Kilowatt)	24,788	125,933	26,710	133,682	—	—	51,498	259,614
Leases renewed (NRSF)	351,650	1,776,184	257,538	1,509,389	75,934	1,536,720	685,121	4,822,293
Leasing cost per Kilowatt	$1	$1	$4	$1	—	—	$3	$2
Leasing cost per NRSF	$1	$1	$5	$1	$0	$1	$2	$1

Weighted Term (years)	1.5	1.7	7.5	4.3	3.1	3.9	3.9	3.2

Cash Rent

Expiring cash rent per Kilowatt	$354	$317	$154	$154	—	—	$250	$233
Renewed cash rent per Kilowatt	$357	$320	$133	$136	—	—	$241	$225

% Change Cash Rent Per Kilowatt	0.7%	1.0%	(14.0%)	(11.9%)	—	—	(4.0%)	(3.4%)

Expiring cash rent per NRSF	$299	$269	$192	$164	$29	$22	$229	$158
Renewed cash rent per NRSF	$302	$272	$165	$144	$30	$23	$220	$153

% Change Cash Rent Per NRSF	0.7%	1.0%	(14.0%)	(11.9%)	4.1%	3.6%	(3.9%)	(3.1%)

GAAP Rent

Expiring GAAP rent per Kilowatt	$351	$315	$150	$147	—	—	$247	$229
Renewed GAAP rent per Kilowatt	$356	$320	$132	$138	—	—	$240	$226

% Change GAAP Rent Per Kilowatt	1.3%	1.8%	(11.8%)	(6.6%)	—	—	(2.8%)	(1.1)%

Expiring GAAP rent per NRSF	$297	$268	$186	$157	$28	$21	$226	$154
Renewed GAAP rent per NRSF	$301	$272	$164	$146	$31	$24	$220	$154

% Change GAAP Rent Per NRSF	1.3%	1.8%	(11.8%)	(6.6%)	10.2%	12.3%	(2.6%)	(0.4)%

Retention ratio (5)	78.4%	84.4%	65.8%	71.4%	58.7%	76.2%	70.7%	77.3%

Churn (6)	2.1%	9.2%	1.3%	5.9%	0.6%	5.1%	1.6%	7.2%

(1)	Excludes short-term, roof, storage and garage leases.
(2)	Rental rates represent annual estimated cash rent per kilowatt, adjusted for straight-line rents in accordance with GAAP.
(3)	Per Kilowatt metrics are presented in monthly values. Per NRSF metrics are presented in yearly values.
(4)	Other includes Powered Base Building shell capacity as well as storage and office space within fully improved data center facilities.
(5)	Based on square feet.
(6)	Churn is defined as recurring revenue lost during the period due to leases terminated or not renewed during the period, divided by recurring revenue at the beginning of the period.

Note: LTM is last twelve months, including current quarter. Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

Lease Expirations - By Size	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2021

			% of	Annualized Rent Per	Annualized Rent Per				Rent Per kW
	Square Footage of	Annualized	Annualized	Occupied	Occupied Square	Annualized Rent	kW of Expiring	Rent per kW	Per Month at
Year	Expiring Leases (1)	Rent (2)	Rent	Square Foot	Foot at Expiration	at Expiration	Leases	Per Month	Expiration
0 - 1 MW
Available	1,927,200	—	—	—	—	—	—	—	—
Month to Month (3)	137,333	$39,264	1.3%	$286	$287	$39,411	8,807	$372	$373
2022	1,938,766	559,667	18.4%	289	289	559,936	144,323	323	323
2023	773,770	165,246	5.4%	214	220	170,269	51,947	265	273
2024	703,964	123,913	4.1%	176	180	126,684	47,852	216	221
2025	394,097	64,850	2.1%	165	170	66,879	23,478	230	237
2026	226,254	34,195	1.1%	151	157	35,444	15,359	186	192
2027	205,059	24,563	0.8%	120	132	26,967	11,571	177	194
2028	67,851	6,031	0.2%	89	102	6,902	2,406	209	239
2029	41,108	4,801	0.2%	117	131	5,371	2,641	151	169
2030	38,428	4,674	0.2%	122	125	4,804	3,193	122	125
2031	49,257	7,960	0.3%	162	177	8,725	2,689	247	270
Thereafter	207,577	3,523	0.1%	17	17	3,550	1,697	173	174

Total / Wtd. Avg.	6,710,664	$1,038,686	34.2%	$217	$221	$1,054,942	315,962	$274	$278

> 1 MW	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	2,035,536	—	—	—	—	—	—	—	—
Month to Month (3)	103,805	$17,315	0.6%	$167	$167	$17,315	9,028	$160	$160
2022	1,451,754	231,937	7.6%	160	160	232,944	132,447	146	147
2023	1,753,693	243,493	8.0%	139	141	247,724	144,663	140	143
2024	1,240,668	184,024	6.1%	148	155	192,467	114,463	134	140
2025	1,624,948	213,083	7.0%	131	140	227,274	147,981	120	128
2026	1,692,139	226,425	7.5%	134	145	245,713	157,976	119	130
2027	1,058,460	154,345	5.1%	146	154	163,517	104,324	123	131
2028	483,972	54,168	1.8%	112	128	61,885	46,663	97	111
2029	584,810	72,560	2.4%	124	150	87,948	72,827	83	101
2030	497,907	57,619	1.9%	116	131	65,193	46,934	102	116
2031	932,643	111,421	3.7%	119	138	128,546	96,478	96	111
Thereafter	1,370,357	166,228	5.5%	121	138	189,645	139,746	99	113

Total / Wtd. Avg.	14,830,693	$1,732,619	57.1%	$135	$145	$1,860,173	1,213,529	$119	$128

Other (4)	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	1,439,294	—	—	—	—	—	—	—	—
Month to Month (3)	48,770	$3,061	0.1%	$63	$63	$3,064	—	—	—
2022	439,218	15,052	0.5%	34	33	14,528	—	—	—
2023	1,118,639	27,692	0.9%	25	25	28,400	—	—	—
2024	563,605	20,285	0.7%	36	37	20,997	—	—	—
2025	949,231	42,562	1.4%	45	48	45,176	—	—	—
2026	731,286	20,282	0.7%	28	32	23,711	—	—	—
2027	355,964	13,022	0.4%	37	42	15,036	—	—	—
2028	228,535	11,487	0.4%	50	59	13,475	—	—	—
2029	787,107	27,482	0.9%	35	42	32,928	—	—	—
2030	719,172	30,411	1.0%	42	53	37,775	—	—	—
2031	60,553	1,983	0.1%	33	42	2,531	—	—	—
Thereafter	2,474,934	51,127	1.7%	21	27	66,589	—	—	—

Total / Wtd. Avg.	9,916,308	$264,448	8.7%	$31	$36	$304,211	—	—	—

Total	Expiring Leases (1)	Annualized	Annualized	Annualized Rent Per	Annualized Rent Per	Annualized Rent Per	kW of Expiring	Annualized	Rent Per kW
Available	5,402,030	—	—	—	—	—	—	—	—
Month to Month (3)	289,908	$59,640	2.0%	$206	$206	$59,790	—	—	—
2022	3,829,739	806,656	26.6%	211	211	807,409	—	—	—
2023	3,646,102	436,432	14.4%	120	122	446,393	—	—	—
2024	2,508,237	328,223	10.8%	131	136	340,148	—	—	—
2025	2,968,276	320,496	10.6%	108	114	339,329	—	—	—
2026	2,649,679	280,903	9.3%	106	115	304,869	—	—	—
2027	1,619,483	191,929	6.3%	119	127	205,520	—	—	—
2028	780,358	71,685	2.4%	92	105	82,262	—	—	—
2029	1,413,025	104,843	3.5%	74	89	126,247	—	—	—
2030	1,255,507	92,704	3.1%	74	86	107,772	—	—	—
2031	1,042,453	121,364	4.0%	116	134	139,803	—	—	—
Thereafter	4,052,868	220,878	7.3%	54	64	259,784	—	—	—

Total / Wtd. Avg.	31,457,664	$3,035,753	100.0%	$117	$124	$3,219,325	—	—	—

(1)	For some buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2021, multiplied by 12.
(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
(4)	Other includes unimproved building shell capacity as well as storage and office space within fully improved data center facilities.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Customers by Annualized Rent	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

					Weighted
					Average
			Annualized	% of Annualized	Remaining
		Number of	Recurring	Recurring	Lease Term in
	Customer	Locations	Revenue (1)	Revenue	Years
1	Fortune 50 Software Company	56	$340,515	10.0%	8.9
2	IBM	36	138,065	4.1%	2.3
3	Oracle America, Inc.	29	114,935	3.4%	3.2
4	Global Cloud Provider	51	110,186	3.2%	3.3
5	Facebook, Inc.	38	106,583	3.1%	4.0
6	Fortune 25 Investment Grade-Rated Company	25	94,292	2.8%	4.5
7	Equinix	21	87,739	2.6%	8.0
8	LinkedIn Corporation	8	78,298	2.3%	2.9
9	Social Content Platform	11	72,253	2.1%	5.5
10	Fortune 500 SaaS Provider	15	66,522	2.0%	4.3
11	Cyxtera Technologies, Inc.	15	62,080	1.8%	10.2
12	Rackspace	20	61,921	1.8%	10.7
13	Fortune 25 Tech Company	44	59,258	1.7%	3.1
14	Lumen Technologies, Inc.	129	54,197	1.6%	4.7
15	Comcast Corporation	32	42,132	1.2%	4.3
16	JPMorgan Chase & Co.	17	40,898	1.2%	2.5
17	Verizon	99	40,582	1.2%	3.1
18	AT&T	75	37,000	1.1%	2.9
19	Social Media Platform	7	34,680	1.0%	8.9
20	Zayo	124	33,290	1.0%	2.0
	Total / Weighted Average		$1,675,426	49.2%	6.1

(1)	Annualized recurring revenue represents the monthly contractual base rent (defined as cash base rent before abatements), and interconnection revenue under existing leases as of December 31, 2021, multiplied by 12.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage. Our direct customers may be the entities named in the table above or their subsidiaries or affiliates.

Occupancy Analysis	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

	Net Rentable	Space Under Active	Space Held for	Annualized	Occupancy (5)		White Space	Data Center
Metropolitan Area	Square Feet (1)	Development (2)	Development (3)	Rent (4)	31-Dec-21	30-Sep-21	IT Load (6)	Count
North America

Northern Virginia	5,404,662	780,016	128,694	$564,992	91.1%	91.3%	462.9	22
Chicago	3,428,169	—	148,101	309,527	89.1%	87.5%	162.7	10
New York	2,103,114	147,753	106,407	213,337	82.4%	84.3%	53.4	13
Dallas	3,550,639	136,445	8,204	189,753	79.8%	80.5%	101.2	21
Silicon Valley	1,591,835	—	130,752	184,654	97.4%	96.1%	94.6	15
Phoenix	795,697	—	—	66,846	72.1%	71.8%	42.5	2
San Francisco	843,339	—	—	64,740	66.1%	64.1%	31.5	4
Atlanta	525,414	41,661	313,581	52,336	95.1%	94.9%	7.1	4
Seattle	398,735	—	—	40,593	85.3%	84.9%	19.5	1
Los Angeles	580,764	37,713	—	40,228	83.3%	80.9%	13.8	2
Portland	399,095	756,483	—	39,300	98.4%	97.9%	34.5	2
Toronto	300,307	427,050	—	25,727	85.6%	83.0%	27.0	2
Boston	437,119	—	50,649	21,430	49.9%	49.9%	19.0	3
Houston	392,816	—	13,969	18,315	70.4%	70.4%	13.0	6
Miami	226,314	—	—	8,498	89.9%	89.8%	1.3	2
Minneapolis/St. Paul	328,765	—	—	6,945	100.0%	100.0%	—	1
Austin	85,688	—	—	6,344	52.5%	51.2%	4.3	1
Charlotte	95,499	—	—	5,054	89.5%	89.5%	1.5	3
North America Total/Weighted Average	21,487,970	2,327,121	900,357	$1,858,620	85.4%	85.2%	1,089.8	114

EMEA

London	1,433,240	64,274	95,832	$224,532	68.0%	71.6%	103.9	16
Frankfurt	1,893,266	1,327,522	—	194,911	80.1%	86.9%	118.0	27
Amsterdam	1,220,639	46,240	95,262	144,317	70.2%	70.9%	112.8	13
Paris	598,536	314,876	—	74,469	82.7%	84.9%	49.9	10
Dublin	440,917	112,135	—	49,256	77.3%	75.7%	29.5	8
Marseille	389,484	165,435	—	45,978	74.0%	60.7%	31.8	4
Vienna	351,418	—	—	44,900	79.5%	80.0%	25.6	2
Zurich	284,671	258,240	—	40,113	82.5%	81.9%	17.0	3
Madrid	218,282	225,140	—	34,461	76.1%	75.8%	11.8	4
Brussels	171,470	186,464	—	23,510	62.6%	62.0%	7.5	4
Stockholm	205,304	48,492	—	23,128	63.7%	61.1%	14.2	6
Copenhagen	162,182	163,696	—	17,393	78.7%	77.5%	7.1	3
Dusseldorf	105,523	107,600	—	15,137	59.7%	60.2%	11.0	3
Athens	55,170	92,536	—	6,927	74.4%	82.9%	1.7	3
Zagreb	19,105	12,801	—	2,486	55.3%	55.6%	0.9	1
Nairobi	15,710	—	—	1,648	61.9%	57.6%	0.5	1
Mombasa	10,115	37,025	—	1,100	53.2%	41.4%	0.3	2
Maputo	—	3,940	—	—	—	—	0.7	1
EMEA Total/Weighted Average	7,575,033	3,166,416	191,094	$944,264	74.6%	76.1%	544.1	111

Asia Pacific

Singapore	882,847	—	—	$136,238	84.3%	91.3%	78.5	3
Sydney	226,697	222,838	—	26,815	86.4%	86.4%	14.9	4
Melbourne	146,570	—	—	15,183	62.8%	62.8%	9.6	2
Hong Kong	99,129	185,622	—	112	—	—	7.5	1
Seoul	—	162,260	—	98	—	—	—	1
Osaka	—	235,532	—	—	—	—	—	1
Asia Pacific Total/Weighted Average	1,355,243	806,252	—	$178,446	76.2%	86.6%	110.5	12

Non-Data Center Properties	263,668	—	—	$1,269	100.0%	100.0%	—	—

Consolidated Portfolio Total/Weighted Average	30,681,914	6,299,789	1,091,451	$2,982,599	82.5%	83.2%	1,744.4	237

Managed Unconsolidated Joint Ventures

Northern Virginia	1,482,337	—	—	$100,450	93.8%	93.8%	98.7	8
Silicon Valley	414,267	—	—	24,731	100.0%	100.0%	10.9	4
Hong Kong	186,300	—	—	20,227	87.3%	87.3%	11.0	1
Toronto	104,308	—	—	13,146	100.0%	100.0%	6.8	1
Los Angeles	196,517	—	—	5,091	100.0%	100.0%	—	2
Managed Unconsolidated Portfolio Total/Weighted Average	2,383,729	—	—	$163,645	95.2%	94.7%	127.3	16

Managed Portfolio Total/Weighted Average	33,065,643	6,299,789	1,091,451	$3,146,245	83.4%	84.1%	1,871.7	253

Digital Realty Share Total/Weighted Average (7)	31,457,664	6,303,891	1,094,326	$3,035,753	82.8%	83.9%	1,780.9

Non-Managed Unconsolidated Joint Ventures

Sao Paulo	1,022,251	183,498	1,033,967	138,846	96.9%	98.5%	87.4	20
Osaka	277,031	248,590	—	53,613	94.5%	94.5%	28.5	3
Tokyo	980,916	318,415	—	51,001	70.3%	70.3%	27.0	3
Fortaleza	94,205	—	—	9,258	100.0%	100.0%	6.2	1
Rio De Janeiro	72,442	26,781	—	7,893	100.0%	100.0%	6.0	2
Seattle	51,000	—	—	7,770	100.0%	100.0%	9.0	1
Santiago	67,340	45,209	180,835	6,459	68.7%	68.7%	6.3	2
Queretaro	—	108,178	376,202	—	—	—	—	2
Non-Managed Portfolio Total/Weighted Average	2,565,185	930,670	1,591,004	$274,840	86.0%	86.3%	170.3	34

Portfolio Total/Weighted Average	35,630,828	7,230,460	2,682,456	$3,421,085	83.6%	84.2%	2,042.0	287

(1)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.
(2)	Space under active development includes current Base Building and Data Center projects in progress (see page 26).
(3)	Space held for development includes space held for future Data Center development, and excludes space under active development (see page 29).
(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of December 31, 2021, multiplied by 12.
(5)	Occupancy excludes space under active development and space held for development. For some of our buildings, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.
(6)	White Space IT Load represents UPS-backed utility power dedicated to Digital Realty’s operated data center space.
(7)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

	Base Building Construction					Data Center Construction									Total Active Development

			A	B	A + B				A	B	A + B						A	B	A + B
													Average	Pre-tax
		Total	Current	Future	Total		Total		Current	Future	Total		Expected	Est.		Total	Current	Future	Total
	# of	Square	Investment	Funding	Expected	# of	Square		Investment	Funding	Expected	%	Completion	Stabilized	# of	Square	Investment	Funding	Expected
Metropolitan Area	Locations	Feet	(1)	Req. (2)	Investment (3)	Locations	Feet	kW	(1)	Req. (2)	Investment (3)	Leased	Period	Cash Yield (4)	Locations	Feet	(1)	Req. (2)	Investment (3)
Atlanta	—	—	—	—	—	1	41,661	2,000	$23,208	$12,242	$35,450	—	3Q22		1	41,661	$23,208	$12,242	$35,450
Dallas	—	—	—	—	—	2	136,445	11,501	24,533	94,658	119,191	86.9%	3Q22		2	136,445	24,533	94,658	119,191
Los Angeles	—	—	—	—	—	1	37,713	2,400	21,574	39,262	60,836	—	4Q22		1	37,713	21,574	39,262	60,836
New York (5)	—	—	—	—	—	1	147,753	2,400	137,107	16,517	153,624	100.0%	1Q22		1	147,753	137,107	16,517	153,624
Northern Virginia (6)	3	458,481	$44,122	$69,107	$113,229	2	321,536	40,000	74,527	220,008	294,535	60.0%	4Q22		3	780,016	118,649	289,115	407,764
Portland	1	552,862	110,507	64,759	175,265	1	203,621	24,000	193,021	35,911	228,932	100.0%	2Q22		2	756,483	303,528	100,670	404,198
Toronto	1	348,251	44,355	44,300	88,655	2	78,799	4,800	22,997	26,204	49,201	—	2Q22		2	427,050	67,351	70,504	137,855
North America	5	1,359,593	$198,983	$178,166	$377,149	10	967,528	87,101	$496,968	$444,802	$941,770	69.3%		9.5%	12	2,327,121	$695,951	$622,968	$1,318,919

Amsterdam	—	—	—	—	—	1	46,240	4,000	$16,841	$23,567	$40,408	100.0%	4Q22		1	46,240	$16,841	$23,567	$40,408
Athens	—	—	—	—	—	1	92,536	6,800	12,290	64,454	76,744	—	1Q23		1	92,536	12,290	64,454	76,744
Brussels	1	79,522	$4,943	$36,898	$41,841	2	106,942	8,250	27,174	94,823	121,997	—	4Q22		2	186,464	32,117	131,721	163,838
Copenhagen	1	100,047	33,507	15,966	49,473	2	63,649	5,950	24,758	82,943	107,701	3.4%	4Q22		2	163,696	58,264	98,909	157,173
Dublin	—	—	—	—	—	2	112,135	9,840	27,600	97,515	125,115	30.5%	4Q22		2	112,135	27,600	97,515	125,115
Dusseldorf	1	71,737	4,003	14,407	18,410	1	35,863	3,333	18,028	42,351	60,379	21.0%	4Q22		1	107,600	22,031	56,757	78,789
Frankfurt	4	926,838	93,309	118,001	211,310	3	400,685	32,360	137,073	347,457	484,530	31.5%	1Q23		7	1,327,522	230,382	465,458	695,840
London	—	—	—	—	—	1	64,274	3,066	19,514	522	20,036	—	1Q23		1	64,274	19,514	522	20,036
Madrid	1	150,093	26,041	12,399	38,440	1	75,047	5,000	17,201	46,955	64,156	100.0%	4Q22		1	225,140	43,241	59,354	102,596
Maputo	—	—	—	—	—	1	3,940	370	2,460	8,144	10,604	—	2Q22		1	3,940	2,460	8,144	10,604
Marseille	—	—	—	—	—	1	165,435	13,600	89,506	92,049	181,556	40.4%	3Q22		1	165,435	89,506	92,049	181,556
Mombasa	1	18,513	1,018	708	1,726	1	18,513	855	6,703	2,694	9,397	—	1Q22		1	37,025	7,721	3,402	11,123
Paris	1	49,242	30,144	12,083	42,228	2	265,634	25,600	179,653	174,529	354,182	25.0%	3Q22		3	314,876	209,797	186,612	396,409
Stockholm	—	—	—	—	—	1	48,492	2,625	12,653	17,396	30,049	—	2Q22		1	48,492	12,653	17,396	30,049
Zagreb	—	—	—	—	—	1	12,801	1,800	536	19,930	20,466	—	1Q23		1	12,801	536	19,930	20,466
Zurich	1	55,306	38,156	19,607	57,763	1	202,934	18,860	142,370	137,299	279,669	79.6%	4Q22		1	258,240	180,526	156,906	337,432
EMEA	11	1,451,297	$231,121	$230,069	$461,190	22	1,715,119	142,309	$734,358	$1,252,629	$1,986,987	35.1%		11.0%	27	3,166,416	$965,479	$1,482,698	$2,448,178

Hong Kong	1	185,622	$23,317	$1,418	$24,735	—	—	—	—	—	—		—		1	185,622	$23,317	$1,418	$24,735
Osaka	1	168,237	22,601	34,299	56,900	1	67,295	6,000	$15,790	$78,817	$94,607	—	2Q23		1	235,532	38,391	113,116	151,507
Seoul	—	—	—	—	—	1	162,260	12,000	114,046	32,818	146,865	—	1Q22		1	162,260	114,046	32,818	146,865
Sydney (7)	2	155,249	69,507	16,644	86,151	1	67,589	7,200	48,241	16,302	64,543	100.0%	2Q22		2	222,838	117,747	32,946	150,694
Asia Pacific	4	509,108	$115,425	$52,361	$167,785	3	297,144	25,200	$178,077	$127,938	$306,015	28.6%		9.9%	5	806,252	$293,502	$180,298	$473,800

Total	20	3,319,999	$545,529	$460,595	$1,006,124	35	2,979,791	254,610	$1,409,403	$1,825,369	$3,234,773	46.2%		10.5%	44	6,299,789	$1,954,932	$2,285,964	$4,240,896

(1)	Represents costs incurred through December 31, 2021.
(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
(3)	For Base Building Construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center Construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building Construction costs, applicable to the specific Data Center project, plus the total direct investment in the specific Data Center project.
(4)	Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions.
(5)	Includes the first phase of a fully-leased build-to-suit.
(6)	Northern Virginia includes 263,302 square feet of pre-leased Base Building.
(7)	Sydney includes 135,178 square feet of pre-leased Base Building.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project or due to remeasurement.

Construction Projects in Progress	Financial Supplement
Dollars in Thousands, Except Per Square Foot	Fourth Quarter 2021

						Total Cost/
	Net Rentable		Current	Future	Total	Net Rentable
Construction Projects in Progress	Square Feet (5)	Acreage	Investment (6)	Investment (7)	Investment	Square Foot
Development Lifecycle
Land - Held for Development (1)	N/A	166.9	$133,683	—	$133,683
Development Construction in Progress
Land - Current Development (1)	N/A	681.7	$974,464	—	$974,464
Space Held for Development (1)	1,091,451	N/A	210,903	—	210,903	$172
Base Building Construction (2)	3,319,999	N/A	545,529	$460,595	1,006,124	320
Data Center Construction	2,979,791	N/A	1,409,403	1,825,369	3,234,773	1,005
Equipment Pool & Other Inventory (3)	N/A	N/A	7,881	—	7,881
Campus, Tenant Improvements & Other (4)	N/A	N/A	65,207	99,118	164,325
Total Development Construction in Progress	7,391,241	681.7	$3,213,387	$2,385,082	$5,598,470

Enhancement & Other			$4,457	$23,758	$28,215
Recurring			3,795	19,281	23,076
Total Construction in Progress		848.6	$3,355,323	$2,428,121	$5,783,444

(1)	Land and Space Held for Development reflect cumulative cost spent to date pending future development. Excludes square footage and cost incurred on unconsolidated joint ventures.
(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.
(3)	Represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.
(4)	Represents improvements in progress as of December 31, 2021 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first-generation tenant improvements.
(5)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas. Excludes square footage of properties held in unconsolidated joint ventures.
(6)	Represents costs incurred through December 31, 2021. Excludes costs incurred by unconsolidated joint ventures.
(7)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work. Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

	Three Months Ended					Year Ended
	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20	31-Dec-21	31-Dec-20

Non-Recurring Capital Expenditures (1)

Development	$648,615	$581,853	$505,942	$439,793	$576,008	$2,176,203	$1,751,502

Enhancements and Other Non-Recurring	2,241	411	102	58	853	2,812	1,024

Total Non-Recurring Capital Expenditures	$650,856	$582,264	$506,044	$439,851	$576,861	$2,179,015	$1,752,526

Recurring Capital Expenditures (2)	$87,550	$50,800	$39,231	$39,522	$83,571	$217,103	$210,727

Total Direct Capital Expenditures	$738,406	$633,064	$545,275	$479,373	$660,432	$2,396,118	$1,963,253

Indirect Capital Expenditures

Capitalized Interest	$15,328	$15,142	$11,558	$11,434	$11,836	$53,462	$47,290

Capitalized Overhead	18,963	18,423	16,090	17,716	15,003	71,192	53,706

Total Indirect Capital Expenditures	$34,291	$33,565	$27,648	$29,150	$26,839	$124,654	$100,996

Total Improvements to and Advances for Investment in Real Estate	$772,697	$666,629	$572,923	$508,523	$687,271	$2,520,772	$2,064,249

Consolidated Portfolio Net Rentable Square Feet (3)	31,457,664	31,620,833	31,753,051	31,356,257	31,855,032	31,457,664	31,855,032

(1)	Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs.
(2)	Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty’s operating standards, or internal leasing commissions.
(3)	For some of our buildings, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Development Lifecycle – Held for Development	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

	Land Inventory (1)				Space Held for Development

			Land -	Land -		Total
	# of		Held for	Current	# of	Square	Current
Metropolitan Area	Locations	Acres	Development	Development	Locations	Feet	Investment (2)
Atlanta	—	—	—	—	1	313,581	$25,621
Boston	—	—	—	—	1	50,649	23,623
Chicago	1	1.4	$25,571	—	6	148,101	52,194
Dallas	2	114.0	33,113	—	1	8,204	3,133
Houston	—	—	—	—	1	13,969	2,726
New York	1	21.5	—	$48,126	5	106,407	19,133
Northern Virginia	7	617.8	30,978	490,014	5	128,694	2,128
Phoenix	—	—	—	—	—	—	—
Silicon Valley	1	13.0	—	70,033	1	130,752	14,451
North America	12	767.7	$89,661	$608,173	21	900,357	$143,008

Amsterdam	1	4.4	—	$26,163	2	95,262	$36,076
Athens	1	0.9	—	3,406	—	—	—
Dublin	2	5.0	6,294	—	—	—	—
Frankfurt	1	12.0	—	133,891	—	—	—
London	1	6.7	17,382	—	3	95,832	31,819
Madrid	1	1.8	20,346	—	—	—	—
Paris	2	8.4	—	34,760	—	—	—
Vienna	3	14.1	—	24,627	—	—	—
EMEA	12	53.4	$44,022	$222,848	5	191,094	$67,896

Melbourne	1	4.1	—	$4,261	—	—	—
Seoul	1	4.9	—	68,151	—	—	—
Sydney	1	18.5	—	71,032	—	—	—
Asia Pacific	3	27.5	—	$143,443	—	—	—

Consolidated Portfolio	27	848.6	$133,683	$974,464	26	1,091,451	$210,903

(1)	Represents locations acquired to support ground-up development.
(2)	Represents costs incurred through December 31, 2021. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

Note: Square footage is based on current estimates and project plans and may change upon completion of the project or due to remeasurement.

Acquisitions / Dipositions/ Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

Closed Acquisitions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Acquisition	Metropolitan	Date	Purchase	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Acquired	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Sterling Land Parcel	Land	Northern Virginia	12/16/2021	$22,900	—	—	—	—	—
Plot A Ahmadu Bello Way (5)	Land	Lagos, Nigeria	11/14/2021	21,800	—	—	—	—	—
Lekki Land (5)	Land	Lagos, Nigeria	12/23/2021	500	—	—	—	—	—
Atlas Edge (6)	Investment	EMEA	11/15/2021	21,950	—	—	—	—	—
Total	—	—	—	$67,150	—	—	—	—	—

Closed Dispositions:

						Net
						Rentable	Square Feet	Square Feet	% of Total Net
	Disposition	Metropolitan	Date	Sale	Cap	Square	Under	Held For	Rentable Square
Property	Type	Area	Disposed	Price (1)	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
150 S First St (7)	Building	Silicon Valley	12/15/2021	$59,600	10.2%	179,763	—	—	96.0%
Total				$59,600	10.2%	179,763	—	—	96.0%

Closed Joint Venture Contributions:

					Net
					Rentable	Square Feet	Square Feet	% of Total Net
	Metropolitan		Contribution	Cap	Square	Under	Held For	Rentable Square
Property	Area	Date	Price	Rate (2)	Feet (3)	Development	Development	Feet Occupied (4)
Digital Core REIT (8)	North America	12/6/2021	$1,440,500	4.3%	1,209,063	—	—	100.0%
Total	—	—	$1,440,500	4.3%	1,209,063	—	—	100.0%

(1)	Represents the purchase price or sale price, as applicable, before contractual adjustments, transaction expenses, taxes and potential currency fluctuations.
(2)	We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale/contribution price, including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. We caution you not to place undue reliance on our cash capitalization rates because they are based solely on data made available to us in the diligence process in connection with the relevant acquisitions and are calculated on a non-GAAP basis. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the data centers subsequent to closing of the acquisitions. In addition, the actual cash capitalization rates may differ from our expectations based on numerous other factors, including the results of our final purchase price allocation, difficulties collecting anticipated rental revenues, customer bankruptcies, property tax reassessments and unanticipated expenses at the data centers that we cannot pass on to customers.
(3)	We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.
(4)	Occupancy excludes space under development and space held for development.
(5)	Based on a spot rate of 0.002 NGN to USD. Purchase Price represents Digital Realty’s pro rata share of the total purchase price.
(6)	Based on a spot rate of 1.137 EUR to USD as of December 31, 2021.
(7)	Mixed-use retail and data center property expected to be redeveloped for residential use upon the near-term departure of the primary data center tenant.
(8)	The $1.4 billion S-REIT transaction value reflects a 100% ownership interest. The purchase price for Digital Realty’s 90% interest was approximately $1.3 billion.

Unconsolidated Joint Ventures	Financial Supplement
Dollars in Thousands	Fourth Quarter 2021

Summary Balance Sheet -	As of December 31, 2021
at the JV's 100% Share	Ascenty	Mitsubishi	Lumen (1)	Mapletree	Other (2)	Total

Undepreciated book value of operating real estate	$977,787	1,130,562	184,926	$781,518	$1,851,337	$4,926,130
Accumulated depreciation & amortization	(178,891)	(76,350)	(51,538)	(89,580)	(23,735)	(420,093)
Net Book Value of Operating Real Estate	$798,896	$1,054,212	133,388.00	$691,938	$1,827,602	$4,506,036
Cash	120,682	$159,287	$5,115	30,520	19,711	335,315
Other assets	1,159,823	163,264	10,072	202,731	43,879	1,579,769
Total Assets	$2,079,401	$1,376,763	$148,575	$925,189	$1,891,192	$6,421,120

Debt	890,428	375,278	—	—	467,436	1,733,142
Other liabilities	155,651	162,596	10,867	24,864	80,496	434,474
Equity / (deficit)	1,033,322	838,889	137,708	900,325	1,343,260	4,253,504
Total Liabilities and Equity	$2,079,401	$1,376,763	$148,575	$925,189	$1,891,192	$6,421,120

Digital Realty's ownership percentage	49% (3)	50%	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$454,118	$187,639	—	—	$185,042	$826,799

Summary Statement of Operations -	Three Months Ended December 31, 2021
at the JV's 100% Share	Ascenty	Mitsubishi	Lumen (1)	Mapletree	Other (2)	Total

Total revenues	$52,962	$47,554	$6,382	$28,765	$15,379	$151,042
Operating expenses	(19,886)	(22,871)	(2,861)	(12,481)	(7,701)	(65,800)
Net Operating Income (NOI)	$33,076	$24,683	$3,521	$16,284	$7,678	$85,242

Straight-line rent	—	(2,669)	75	(641)	(105)	(3,340)
Above and below market rent	—	—	—	178	—	178
Cash Net Operating Income (NOI)	$33,076	$22,014	$3,596	$15,821	$7,573	$82,080

Interest expense	($17,155)	($2,129)	$0	($2)	($2,247)	($21,533)
Depreciation & amortization	(20,684)	(16,323)	(2,294)	(17,796)	(5,477)	(62,574)
Other income / (expense)	7,396	(1,830)	(2,846)	(1,255)	(405)	1,060
FX remeasurement on USD debt	(19,552)	—	—	—	—	(19,552)
Total Non-Operating Expenses	($49,995)	($20,282)	($5,140)	($19,053)	($8,129)	($102,598)

Net Income / (Loss)	($16,919)	$4,401	($1,619)	($2,769)	($451)	($17,357)

Digital Realty's ownership percentage	49% (3)	50%	50%	20%	Various

Digital Realty's Pro Rata Share of Unconsolidated JV NOI	$16,869	$12,342	$1,761	$3,257	$2,962	$37,191

Digital Realty's Pro Rata Share of Unconsolidated JV Cash NOI	$16,869	$11,007	$1,798	$3,164	$2,947	$35,785

Digital Realty's Earnings (loss) income from unconsolidated joint ventures	($8,597)	$2,201	($809)	($554)	$45	($7,714)

Digital Realty's Pro Rata Share of core FFO (4)	$11,885	$9,011	$339	$3,005	$2,127	$26,367

Digital Realty's Fee Income from Joint Ventures	—	$81	$160	$761	$691	$1,693

(1)	Formerly known as 33 Chun Choi Street.
(2)	Includes Medallion, Clise, Menlo, Starwood, Digital Core REIT and Walsh joint ventures.
(3)	Equity in income pick-up comprised of 49% owned by Digital Realty and 2% owned by management, with a corresponding offset for the 2% in minority interest.
(4)	For a definition of core FFO, see page 33.

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization and Financial Ratios	Financial Supplement
Unaudited and Dollars in Thousands	Fourth Quarter 2021

	Three Months Ended
Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20

Net Income / (Loss) Available to Common Stockholders	$1,057,629	$124,096	$127,368	$372,405	$44,178
Interest	71,762	71,417	75,014	75,653	77,848
Loss from early extinguishment of debt	325	—	—	18,347	49,576
Income tax expense (benefit)	3,961	13,709	47,582	7,547	3,322
Depreciation & amortization	378,883	369,035	368,981	369,733	359,915
EBITDA	$1,512,560	$578,257	$618,945	$843,685	$534,839
Unconsolidated JV real estate related depreciation & amortization	24,146	21,293	20,983	19,378	21,471
Unconsolidated JV interest expense and tax expense	15,222	11,008	15,523	8,786	12,143
Severance, equity acceleration, and legal expenses	1,003	1,377	2,536	2,427	606
Transaction and integration expenses	12,427	13,804	7,075	14,120	19,290
(Gain) / loss on sale of investments	(1,047,011)	635	(499)	(333,921)	(1,684)
Impairment of investments in real estate	18,291	—	—	—	—
Other non-core adjustments, net	14,307	(28,745)	(60,308)	38,574	(23,842)
Non-controlling interests	22,587	2,266	4,544	8,756	1,818
Preferred stock dividends, including undeclared dividends	10,181	10,181	11,885	13,514	13,514
(Gain on) / Issuance costs associated with redeemed preferred stock	—	—	(18,000)	—	—
Adjusted EBITDA	$583,712	$610,076	$602,684	$615,319	$578,156

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see the definitions section.

	Three Months Ended
Financial Ratios	31-Dec-21	30-Sep-21	30-Jun-21	31-Mar-21	31-Dec-20

Total GAAP interest expense	$71,762	$71,417	$75,014	$75,653	$77,848
Capitalized interest	15,328	15,142	11,558	11,434	11,836
Change in accrued interest and other non-cash amounts	(37,974)	17,820	(43,604)	44,620	(37,182)
Cash Interest Expense (2)	$49,116	$104,379	$42,968	$131,707	$52,502

Preferred dividends	10,181	10,181	11,885	13,514	13,514
Total Fixed Charges (3)	$97,271	$96,740	$98,457	$100,601	$103,198

Coverage
Interest coverage ratio (4)	6.0x	6.5x	6.1x	6.6x	5.8x
Cash interest coverage ratio (5)	9.8x	5.4x	10.9x	4.5x	9.3x
Fixed charge coverage ratio (6)	5.4x	5.8x	5.4x	5.8x	5.1x
Cash fixed charge coverage ratio (7)	8.3x	5.0x	9.0x	4.1x	7.7x

Leverage
Debt to total enterprise value (8) (9)	20.5%	24.8%	23.9%	24.1%	24.4%
Debt plus preferred stock to total enterprise value (10)	21.7%	26.1%	25.2%	25.9%	26.2%
Pre-tax income to interest expense (11)	16.2x	2.9x	2.7x	6.2x	1.8x
Net Debt to Adjusted EBITDA (12)	6.1x	6.0x	6.0x	5.6x	6.0x

(2)	Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.
(3)	Fixed charges consist of GAAP interest expense, capitalized interest, and preferred dividends.
(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest (including our pro rata share of unconsolidated joint venture interest expense).
(5)	Adjusted EBITDA divided by cash interest expense (including our pro rata share of unconsolidated joint venture interest expense).
(6)	Adjusted EBITDA divided by fixed charges (including our pro rata share of unconsolidated joint venture fixed charges).
(7)	Adjusted EBITDA divided by the sum of cash interest expense, and preferred dividends (including our pro rata share of unconsolidated joint venture cash fixed charges).
(8)	Mortgage debt and other loans divided by market value of common equity plus debt plus preferred stock.
(9)	Total enterprise value defined as market value of common equity plus debt plus preferred stock.
(10)	Same as (8), except numerator includes preferred stock.
(11)	Calculated as net income plus interest expense divided by GAAP interest expense.
(12)	Calculated as total debt at balance sheet carrying value, plus capital lease obligations, plus Digital Realty’s pro rata share of unconsolidated of joint venture debt, less cash and cash equivalents (including Digital Realty’s pro rata share of unconsolidated joint venture cash) divided by the product of Adjusted EBITDA (including Digital Realty’s pro rata share of unconsolidated joint venture EBITDA), multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2021

Definitions

Funds From Operations (FFO):

We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit, in the Nareit Funds From Operations White Paper - 2018 Restatement. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, impairment of investment in real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs), unconsolidated JV real estate related depreciation & amortization, non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to other REITs’ FFO. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations (Core FFO):

We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) other non-core revenue adjustments, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) gain on / issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses, (vi) gain/loss on FX revaluation, and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may calculate core FFO differently than we do and accordingly, our core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Adjusted Funds from Operations (AFFO):

We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rental revenue, (vi) straight-line rental expense, (vii) above- and below-market rent amortization, (viii) deferred tax (expense) benefit, (ix) leasing compensation and internal lease commissions, and (x) recurring capital expenditures. Other REITs may calculate AFFO differently than we do and, accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:

We believe that earnings before interest, loss from early extinguishment of debt, income taxes, and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. Adjusted EBITDA is EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest expense and tax, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, non-controlling interests, preferred stock dividends, including undeclared dividends, and gain on / issuance costs associated with redeemed preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do and, accordingly, our EBITDA and Adjusted EBITDA may not be comparable to other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Management Statements on Non-GAAP Measures	Financial Supplement
Unaudited	Fourth Quarter 2021

Net Operating Income (NOI) and Cash NOI:

Net operating income, or NOI, represents rental revenue, tenant reimbursement revenue and interconnection revenue less utilities expense, rental property operating expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is NOI less straight-line rents and above- and below-market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our data centers that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our data centers, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may calculate NOI and cash NOI differently than we do and, accordingly, our NOI and cash NOI may not be comparable to other REITs’ NOI and cash NOI. NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.

Additional Definitions

Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value, plus capital lease obligations, plus our share of unconsolidated JV debt, less unrestricted cash and cash equivalents (including our share of unconsolidated JV cash) divided by the product of Adjusted EBITDA (inclusive of our share of unconsolidated JV EBITDA) multiplied by four.

Debt-plus-preferred-to-total enterprise value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.

Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended December 31, 2021, GAAP interest expense was $72 million, capitalized interest was $15 million and scheduled debt principal payments and preferred dividends was $10 million.

Reconciliation of Net Operating Income (NOI)	Three Months Ended			Twelve Months Ended
(in thousands)	31-Dec-21	30-Sep-21	31-Dec-20	31-Dec-21	31-Dec-20

Operating income	$131,497	$184,367	$160,264	$694,009	$557,530

Fee income	(4,133)	(3,255)	(4,722)	(13,442)	(15,214)
Other income	(200)	(18,977)	(20)	(19,401)	(1,850)
Depreciation and amortization	378,883	369,035	359,915	1,486,632	1,366,379
General and administrative	103,705	97,082	101,582	393,311	344,928
Severance, equity acceleration, and legal expenses	1,003	1,377	606	7,343	6,440
Transaction expenses	12,427	13,804	19,290	47,426	106,662
Other expenses	(1)	510	641	2,550	1,074

Net Operating Income	$641,472	$643,943	$637,556	$2,616,719	$2,372,431

Cash Net Operating Income (Cash NOI)

Net Operating Income	$641,472	$643,943	$637,556	$2,616,719	$2,372,431

Straight-line rental revenue	(16,346)	(12,029)	(15,451)	(64,107)	(48,769)
Straight-line rental expense	5,453	7,779	3,758	27,050	16,223
Above- and below-market rent amortization	910	1,165	3,239	6,069	12,686

Cash Net Operating Income	$631,489	$640,858	$629,102	$2,585,731	$2,352,571

Forward-Looking Statements	Financial Supplement
Fourth Quarter 2021

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Such forward-looking statements include statements relating to: our economic outlook, our expected investment and expansion activity, our expected physical settlement of the forward sale agreements and use of proceeds from any such settlement, our liquidity, our joint ventures, supply and demand for data center and colocation space, our acquisition and disposition activity, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, our product offerings, available inventory rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, cap rates and yields, investment activity, the company’s FFO, core FFO and net income, 2022 outlook and underlying assumptions, information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2022 backlog NOI, NAV components, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

●	reduced demand for data centers or decreases in information technology spending;
●	increased competition or available supply of data center space;
●	decreased rental rates, increased operating costs or increased vacancy rates;
●	the suitability of our data centers and data center infrastructure, delays or disruptions in connectivity or availability of power, or failures or breaches of our physical and information security infrastructure or services;
●	our dependence upon significant customers, bankruptcy or insolvency of a major customer or a significant number of smaller customers, or defaults on or non-renewal of leases by customers;
●	our ability to attract and retain customers;
●	breaches of our obligations or restrictions under our contracts with our customers;
●	our inability to successfully develop and lease new properties and development space, and delays or unexpected costs in development of properties;
●	the impact of current global and local economic, credit and market conditions;
●	our inability to retain data center space that we lease or sublease from third parties;
●	global supply chain or procurement disruptions, or increased supply chain costs;
●	information security and data privacy breaches;
●	difficulty managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas;
●	our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent acquisitions;
●	our failure to successfully integrate and operate acquired or developed properties or businesses;
●	difficulties in identifying properties to acquire and completing acquisitions;
●	risks related to joint venture investments, including as a result of our lack of control of such investments;
●	risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;
●	our failure to obtain necessary debt and equity financing, and our dependence on external sources of capital;
●	financial market fluctuations and changes in foreign currency exchange rates;
●	adverse economic or real estate developments in our industry or the industry sectors that we sell to, including risks relating to decreasing real estate valuations and impairment charges and goodwill and other intangible asset impairment charges;
●	our inability to manage our growth effectively;
●	losses in excess of our insurance coverage;
●	our inability to attract and retain talent;
●	impact of the COVID-19 pandemic on our operations and on the operations of our customers, suppliers and business partners;
●	environmental liabilities, risks related to natural disasters and our inability to achieve our sustainability goals;
●	our inability to comply with rules and regulations applicable to our company;
●	Digital Realty Trust, Inc.’s failure to maintain its status as a REIT for federal income tax purposes;
●	Digital Realty Trust, L.P.’s failure to qualify as a partnership for federal income tax purposes;
●	restrictions on our ability to engage in certain business activities;
●	changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; and
●	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. Several additional material risks are discussed in our annual report on Form 10-K for the year ended December 31, 2020 and other filings with the U.S. Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Digital Realty, Digital Realty Trust, the Digital Realty logo, Interxion, Turn-Key Flex, Powered Base Building, and PlatformDIGITAL, Data Gravity Index and Data Gravity Index DGx are registered trademarks and service marks of Digital Realty Trust, Inc. in the United States and/or other countries. All other names, trademarks and service marks are the property of their respective owners.